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                                                                    Exhibit 21.1

BIO-VASCULAR, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
FOR THE YEAR ENDED OCTOBER 31, 2001

Name of Subsidiary                                   Jurisdiction/State of Incorporation
- ------------------                                   -----------------------------------
(1)  Synovis Interventional Solutions, Inc.          Minnesota

(2)  Micro Companies Alliance, Inc.                  Minnesota

(3)  Bio-Vascular B.V., Breda                        Netherlands

(4)  BVI - (Barbados), Inc.                          Barbados